Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Funds, Inc.:

We consent to the use of our reports dated February 8, 1999, with respect to the Funds listed below of Smith Barney Funds, Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

Funds
Large Cap Value Fund
Short-Term High Grade Bond Fund
U.S. Government Securities Fund

	KPMG LLP


New York, New York
April 26, 1999